FIRST AMENDMENT TO PARTICIPATION AGREEMENT

American Enterprise Life Insurance Company, Variable Insurance Products Fund and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated September 1, 1999, as amended, by doing the following:

          The Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 30th day of April, 2001.


AMERICAN ENTERPRISE LIFE INSURANCE COMPANY

By: /s/ Gumer C. Alvero
    ---------------------
        Gumer C. Alvero
        Chairman and Executive Vice President


VARIABLE INSURANCE PRODUCTS FUND

By: /s/ Robert C. Pozen
    -------------------
        Robert C. Pozen
        Senior Vice President


FIDELITY DISTRIBUTORS CORPORATION

By: /s/ Mike Kellogg
    ----------------
        Mike Kellogg
        Executive Vice President

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                                   Schedule A

                   Separate Accounts and Associated Contracts

Name of Separate Account and                    Policy Form Numbers of Contracts
Date Established by Board of Directors          Funded By Separate Account
--------------------------------------          --------------------------------

American Enterprise Variable Annuity Account    43131, 44170, 44209, 44210,
(established July 15, 1987)                     240343, 240180  and state
                                                variations thereof

American Enterprise Variable Life Account       37022 and state variations
(established July 15, 1987)                     thereof